EXHIBIT 99.1

                     [GRAPHIC OMITTED]

News Release         Ashland Logo



                                  FOR ADDITIONAL INFORMATION:
                                  Media Relations:      Investor Relations:
                                  Jim Vitak             Dean Doza
                                  (614) 790-3715        (859) 815-4454
                                  jevitak@ashland.com   lddoza@ashland.com

                                  FOR IMMEDIATE RELEASE:
                                  October 30, 2006


ASHLAND INC. REPORTS FISCAL FOURTH QUARTER PRELIMINARY INCOME
OF 79 CENTS PER SHARE FROM CONTINUING OPERATIONS

Covington, Ky. - Ashland Inc. (NYSE:ASH) today announced preliminary* income from continuing operations of $56 million, or 79 cents per share, for the quarter ended Sept. 30, 2006, the fourth quarter of its fiscal year. Net income for the quarter was $200 million, or $2.82 per share.

     "I'm generally pleased with our September quarter results," said James
J. O'Brien, chairman and chief executive officer. "While there are many items that impacted our results, our businesses performed well with the exception of Valvoline." (See page 5 of financial information for details of the impact of each of these significant items on operating income for each of the businesses.)

     "During the fourth quarter, Ashland Distribution and Ashland Performance Materials delivered strong results, with improvements in revenues and operating income," said O'Brien. "I'm also pleased to report that Ashland Water Technologies posted significantly improved results. Valvoline, however, recorded an operating loss due to continued margin compression and charges for asset impairments and severance costs."

     Ashland sold Ashland Paving And Construction, Inc. (APAC), during the quarter for $1.3 billion and now expects net proceeds after taxes and fees to be $1.23 billion. The company is returning those net proceeds to shareholders through a special dividend of $10.20 per share that was paid to shareholders on Oct. 25, 2006, and an ongoing stock buyback program. According to generally accepted accounting principles, APAC is now a discontinued operation, and Ashland's prior-period results reflect this presentation.

     "The sale of APAC represents an important strategic step in our transformation into a diversified chemical company," O'Brien continued. "It also enabled us to return value to shareholders in the form of the special dividend paid last week and the share buyback underway. More important, we are in a strong financial position and sharply focused on our growth, both organically and through acquisitions."

                                  -more-

ASHLAND INC. REPORTS FISCAL FOURTH QUARTER PRELIMINARY INCOME OF 79 CENTS PER SHARE FROM CONTINUING OPERATIONS, PG. 2

     Performance Materials increased its operating income to $17.8 million for the September 2006 quarter, 19 percent above the year-ago quarter's income of $15.0 million. Operating income for the 2006 quarter included charges of $7.1 million for environmental remediation and severance costs, partially offset by $2.7 million of income from favorable insurance settlements. In comparison, the prior-year quarter included charges for environmental remediation and asset impairments of $1.5 million. Lower overall selling, general and administrative expenses accounted for the increased earnings during the 2006 quarter. Sales and operating revenues were $358 million for the September 2006 quarter, 5 percent above the September 2005 quarter, while unit volume was unchanged.

     Distribution continued its strong operating performance during the September 2006 quarter with record earnings of $25.6 million, up 33 percent over the year-ago quarter. Operating income for the 2006 quarter was unfavorably impacted by environmental remediation expense and severance costs totaling $10.7 million, partially offset by $3.5 million of income from insurance settlements. Expenses for environmental remediation and asset impairments totaled $2.2 million in the September 2005 quarter. As compared with the year-ago quarter, sales and operating revenues increased 5 percent to $1,024 million for the September 2006 quarter, while volume declined 3 percent. Revenue growth was driven by higher selling prices as Distribution was able to pass through cost increases to the marketplace. Higher unit margins, coupled with excellent cost controls, drove income growth.

     Valvoline recorded an operating loss of $14.6 million for the September 2006 quarter as compared with operating income of $10.3 million in the year-ago quarter. Valvoline's sales and operating revenues increased 12 percent over the September 2005 quarter to $379 million, as price increases began to take effect in the marketplace. Valvoline's results for the 2006 quarter included charges of $4.4 million for asset impairments, primarily related to the closing of 33 Valvoline Instant Oil Change(R) stores, and $1.7 million for severance costs. The 2005 quarter included charges of $1.2 million for severance costs and environmental remediation. Volumes declined 7 percent versus the year-ago quarter. Valvoline's performance for the quarter reflected lower margins, as persistent high costs for base lube oil, additives and packaging were not fully offset by price increases in the marketplace.

     Water Technologies reported operating income of $4.9 million for the September 2006 quarter as compared with $2.0 million for the prior-year quarter. Operating income for the September 2006 quarter includes charges of $6.1 million for severance costs and $2.0 million for environmental remediation and income of $0.9 million from insurance settlements. The 2005 quarter included $0.3 million in environmental charges. Sales and operating revenues increased

                                   -more-

ASHLAND INC. REPORTS FISCAL FOURTH QUARTER PRELIMINARY INCOME OF 79 CENTS PER SHARE FROM CONTINUING OPERATIONS, PG. 3

from $105 million in the September 2005 quarter to $191 million for the 2006 quarter. Both operating income and revenues benefited from a full quarter of activity from the Environmental and Process Solutions business acquired from Degussa AG at the end of May. Operating income also reflects significantly improved performance from Ashland's other water businesses.

     Unallocated and Other for the September 2006 quarter includes $7.5 million in expenses for July and August previously allocated to APAC, $6.3 million in environmental remediation expense and income of $10.8 million from insurance settlements. Generally accepted accounting principles require that corporate costs previously allocated to APAC continue to be included in results of continuing operations rather than be reported with APAC in discontinued operations.

     During the September 2006 quarter, the company favorably resolved certain open tax issues and reevaluated other open tax matters, which resulted in a tax benefit for the quarter. Taxes contributed $13 million to income in the quarter as compared with $63 million in the prior-year quarter, which also benefited from favorable adjustments. In addition, net interest income was $19 million in the September 2006 quarter as compared with $7 million in the prior-year quarter.

     Commenting on the outlook for fiscal 2007, O'Brien concluded, "Performance Materials should benefit from continued global economic growth. Although facing softness in the U.S. residential construction and transportation markets, several specialty applications continue to expand, and the electrical, power and infrastructure markets remain strong. Distribution's performance will be largely determined by the growth of the North American economy. We're encouraged by recent developments in Valvoline's marketplace. While there is still work to do, our price increases, recent reductions in the cost of base lube oil and our cost-cutting efforts are beginning to take hold. As a result, we expect Valvoline to return to profitability for the December quarter. We expect Water Technologies to produce a solid year in 2007, benefiting from its business model redesign, cost reductions and the addition of the Environmental and Process Solutions business."

     Today at 4 p.m. (EST), Ashland will provide a live webcast of its fourth-quarter presentation to securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

ASHLAND INC. REPORTS FISCAL FOURTH QUARTER PRELIMINARY INCOME OF 79 CENTS PER SHARE FROM CONTINUING OPERATIONS, PG. 4


FORTUNE 500 is a registered trademark of Time Inc.

* PRELIMINARY RESULTS
Financial results are preliminary until the Company's Annual Report on Form 10-K is filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                               Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

                                                                 Three months ended           Year ended
                                                                    September 30             September 30
                                                                 -------------------     -------------------
                                                                   2006       2005          2006      2005
                                                                 --------   --------     --------   --------
REVENUES
   Sales and operating revenues                                  $ 1,908    $ 1,712      $ 7,233    $ 6,731
   Equity income                                                       4          1           11        525
   Other income                                                       13          1           33         39
                                                                 --------   --------     --------   --------
                                                                   1,925      1,714        7,277      7,295
COSTS AND EXPENSES
   Cost of sales and operating expenses                            1,612      1,415        6,030      5,545
   Selling, general and administrative expenses                      285        278        1,077      1,079
                                                                 --------   --------     --------   --------
                                                                   1,897      1,693        7,107      6,624
                                                                 --------   --------     --------   --------
OPERATING INCOME                                                      28         21          170        671
   (Loss) gain on the MAP Transaction (a)                             (4)       (10)          (5)     1,284
   Loss on early retirement of debt                                    -          -            -       (145)
   Net interest and other financing income (costs)                    19          7           47        (82)
                                                                 --------   --------     --------   --------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                43         18          212      1,728
   Income tax benefit (expense)                                       13         63          (29)       230
                                                                 --------   --------     --------   --------
INCOME FROM CONTINUING OPERATIONS                                     56         81          183      1,958
   Income from discontinued operations (net of income taxes) (b)     144         30          224         46
                                                                 --------   --------     --------   --------
NET INCOME                                                       $   200    $   111      $   407    $ 2,004
                                                                 ========   ========     ========   ========

DILUTED EARNINGS PER SHARE
   Income from continuing operations                             $  0.79    $  1.08      $  2.53    $ 26.23
   Income from discontinued operations                              2.03       0.40         3.11       0.62
                                                                 --------   --------     --------   --------
   Net income                                                    $  2.82    $  1.48      $  5.64    $ 26.85
                                                                 ========   ========     ========   ========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                         71         75           72         75

SALES AND OPERATING REVENUES
   Performance Materials (c)                                     $   358    $   341      $ 1,425    $ 1,369
   Distribution                                                    1,024        972        4,070      3,810
   Valvoline                                                         379        339        1,409      1,326
   Water Technologies (c)                                            191        105          502        394
   Intersegment sales                                               (44)        (45)        (173)      (168)
                                                                 --------   --------     --------   --------
                                                                 $ 1,908    $ 1,712      $ 7,233    $ 6,731
                                                                 ========   ========     ========   ========
OPERATING INCOME
   Performance Materials (c)                                     $    18    $    15      $   112    $    88
   Distribution                                                       26         19          120         99
   Valvoline                                                         (15)        10          (21)        59
   Water Technologies (c)                                              5          2           14         11
   Refining and Marketing (d)                                          -          -            -        486
   Unallocated and other (e)                                          (6)       (25)         (55)       (72)
                                                                 --------   --------     --------   --------
                                                                 $    28    $    21      $   170    $   671
                                                                 ========   ========     ========   ========

(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) Ashland sold APAC to Oldcastle Materials, Inc. in August 2006 for approximately $1.3 billion, recording an after-tax gain on sale of discontinued operations of $110 million. After-tax operating results of APAC (excluding previously allocated corporate costs - see note (e) below) are reflected in discontinued operations, with prior periods restated.
(c) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.
(d) Includes Ashland's equity income from MAP, amortization related to Ashland's excess investment in MAP and other activities associated with refining and marketing through June 30, 2005.
(e) Includes corporate costs previously allocated to APAC of $8 million and $13 million for the three months ended September 30, 2006 and 2005, respectively, and $41 million and $45 million for the years ended September 30, 2006 and 2005, respectively.

Ashland Inc. and Consolidated Subsidiaries                               Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                               September 30
                                                          ---------------------
                                                            2006         2005
                                                          --------     --------
ASSETS
  Current assets
     Cash and cash equivalents                            $ 1,820      $   985
     Available-for-sale securities                            349          403
     Accounts receivable                                    1,401        1,242
     Inventories                                              532          439
     Deferred income taxes                                     93          104
     Other current assets                                      55           22
     Current assets of discontinued operations                  -          562
                                                          --------     --------
                                                            4,250        3,757

  Investments and other assets
     Goodwill and other intangibles                           310          235
     Asbestos insurance receivable (noncurrent portion)       444          370
     Deferred income taxes                                    186          228
     Other noncurrent assets                                  450          419
     Noncurrent assets of discontinued operations               -          976
                                                          --------     --------
                                                            1,390        2,228

  Property, plant and equipment
     Cost                                                   2,007        1,830
     Accumulated depreciation and amortization             (1,057)      (1,000)
                                                          --------     --------
                                                              950          830
                                                          --------     --------

                                                          $ 6,590      $ 6,815
                                                          ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
     Current portion of long-term debt                    $    12      $    12
     Dividends payable                                        674            -
     Trade and other payables                               1,302        1,239
     Income taxes                                              53           13
     Current liabilities of discontinued operations             -          281
                                                          --------     --------
                                                            2,041        1,545

  Noncurrent liabilities
     Long-term debt (less current portion)                     70           82
     Employee benefit obligations                             313          358
     Reserves of captive insurance companies                  175          182
     Asbestos litigation reserve (noncurrent portion)         585          521
     Other long-term liabilities and deferred credits         310          309
     Noncurrent liabilities of discontinued operations          -           79
                                                          --------     --------
                                                            1,453        1,531

  Stockholders' equity                                      3,096        3,739
                                                          --------     --------

                                                          $ 6,590      $ 6,815
                                                          ========     ========


Ashland Inc. and Consolidated Subsidiaries                               Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                Year ended
                                                                               September 30
                                                                           ---------------------
                                                                             2006         2005
                                                                           --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
   Net Income                                                              $   407      $ 2,004
   Results from discontinued operations (net of income taxes)                 (224)         (46)
   Adjustments to reconcile income from continuing operations to cash flows from operating activities
      Depreciation and amortization                                            111          100
      Deferred income taxes                                                     (1)        (500)
      Equity income from affiliates                                            (11)        (525)
      Distributions from equity affiliates                                       5          279
      Loss (gain) on the MAP Transaction                                         5       (1,284)
      Loss on early retirement of debt                                           -          145
      Change in operating assets and liabilities (a)                          (141)        (232)
      Other items                                                               (3)          (5)
                                                                           --------     --------
                                                                               148          (64)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
   Proceeds from issuance of common stock                                       18          115
   Excess tax benefits related to share-based payments                           6           20
   Repayment of long-term debt                                                 (13)      (1,552)
   Repurchase of common stock                                                 (405)        (100)
   Decrease in short-term debt                                                   -          (40)
   Cash dividends paid                                                         (78)         (79)
                                                                           --------     --------
                                                                              (472)      (1,636)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
   Additions to property, plant and equipment                                 (175)        (180)
   Purchase of operations - net of cash acquired                              (183)        (135)
   Proceeds from sale of operations (b)                                          -        3,303
   Purchases of available-for-sale securities                                 (824)        (402)
   Proceeds from sales and maturities of available-for-sale securities         876            1
   Purchase of accounts receivable                                               -         (150)
   Collections of accounts receivable purchased                                  -          150
   Other - net                                                                  20            9
                                                                           --------     --------
                                                                              (286)       2,596
                                                                           --------     --------
CASH (USED) PROVIDED BY CONTINUING OPERATIONS                                 (610)         896
   Cash provided (used) by discontinued operations
      Operating cash flows                                                     197           53
      Investing cash flows                                                   1,248         (207)
                                                                           --------     --------
INCREASE IN CASH AND CASH EQUIVALENTS                                      $   835      $   742
                                                                           ========     ========
DEPRECIATION AND AMORTIZATION
   Performance Materials (c)                                               $    31      $    31
   Distribution                                                                 21           18
   Valvoline                                                                    28           27
   Water Technologies (c)                                                       17           13
   Unallocated and other                                                        14           11
                                                                           --------     --------
                                                                           $   111      $   100
                                                                           ========     ========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
   Performance Materials (c)                                               $    58      $    45
   Distribution                                                                 36           26
   Valvoline                                                                    38           66
   Water Technologies (c)                                                       23           19
   Unallocated and other                                                        20           24
                                                                           --------     --------
                                                                           $   175      $   180
                                                                           ========     ========

(a)  Excludes changes resulting from operations acquired or sold.
(b) Amount for 2005 includes cash proceeds (net of expenses) of $3,290 million from the MAP Transaction.
(c) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.


Ashland Inc. and Consolidated Subsidiaries                               Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                           Three months ended            Year ended
                                                              September 30              September 30
                                                          ---------------------     ---------------------
                                                            2006         2005         2006         2005
                                                          --------     --------     --------     --------
PERFORMANCE MATERIALS (a) (b)
   Sales per shipping day                                 $   5.7      $   5.3      $   5.7      $   5.4
   Pounds sold per shipping day                               4.9          4.9          4.9          5.4
   Gross profit as a percent of sales                        20.3%        21.3%        22.5%        20.4%
DISTRIBUTION (a)
   Sales per shipping day                                 $  16.3      $  15.2      $  16.2      $  15.1
   Pounds sold per shipping day                              18.6         19.1         18.9         19.2
   Gross profit as a percent of sales                         8.8%         9.3%         9.5%         9.7%
VALVOLINE (a)
   Lubricant sales (gallons)                                 41.1         44.0        168.7        175.4
   Premium lubricants (percent of U.S. branded volumes)      22.3%        23.1%        23.1%        23.4%
   Gross profit as a percent of sales                        16.0%        25.4%        19.9%        26.6%
WATER TECHNOLOGIES (a) (b)
   Sales per shipping day                                 $   3.0      $   1.6      $   2.0      $   1.6
   Gross profit as a percent of sales                        38.4%        47.2%        43.7%        47.8%


(a) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b) In June 2006, Ashland redefined its reporting segments as it continues to evolve into a diversified chemical company. Performance Materials and Water Technologies, formerly combined under Ashland Specialty Chemical, have now been separately disclosed. Prior periods have been conformed to the current period presentation.


Ashland Inc. and Consolidated Subsidiaries                               Page 5
COMPONENTS OF OPERATING INCOME
(In millions)

                                                                Three Months Ended September 30, 2006
                                               ------------------------------------------------------------------------
                                               Performance                              Water      Unallocated
                                                Materials   Distribution  Valvoline  Technologies    & Other     Total
                                               -----------  ------------  ---------  ------------  -----------  -------
OPERATING INCOME
   Environmental remediation expense           $     (6.7)  $      (8.7)  $    0.3   $      (2.0)  $     (6.3)  $(23.4)
   Severance costs                                   (0.4)         (2.0)      (1.7)         (6.1)        (0.4)   (10.6)
   Insurance settlements                              2.7           3.5          -           0.9         10.8     17.9
   Asset impairments                                    -             -       (4.4)         (0.1)           -     (4.5)
   Corporate costs previously charged to APAC           -             -          -             -         (7.5)    (7.5)
   All other operating income                        22.2          32.8       (8.8)         12.2         (2.1)    56.3
                                               -----------  ------------  ---------  ------------  -----------  -------
                                               $     17.8   $      25.6   $  (14.6)  $       4.9   $     (5.5)  $ 28.2
                                               ===========  ============  =========  ============  ===========  =======



                                                                Three Months Ended September 30, 2005
                                               ------------------------------------------------------------------------
                                               Performance                              Water      Unallocated
                                                Materials   Distribution  Valvoline  Technologies    & Other     Total
                                               -----------  ------------  ---------  ------------  -----------  -------
OPERATING INCOME
   Environmental remediation expense           $     (1.0)  $      (1.4)  $   (0.1)  $      (0.3)  $     (0.1)  $ (2.9)
   Severance costs                                      -             -       (1.1)            -            -     (1.1)
   Insurance settlements                                -             -          -             -        (13.2)   (13.2)
   Asset impairments                                 (0.5)         (0.8)         -             -            -     (1.3)
   Corporate costs previously charged to APAC           -             -          -             -        (13.0)   (13.0)
   All other operating income                        16.5          21.5       11.5           2.3          1.5     53.3
                                               -----------  ------------  ---------  ------------  -----------  -------
                                               $     15.0   $      19.3   $   10.3   $       2.0   $    (24.8)  $ 21.8
                                               ===========  ============  =========  ============  ===========  =======